As filed with the Securities and Exchange Commission on March 23, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AFFIMED N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Technologiepark, Im Neuenheimer Feld 582 69120 Heidelberg, Germany	69120
(Address of Principal Executive Offices)	(Zip Code)

Affimed N.V. Equity Incentive Plan 2014

(Full title of the plan)

Affimed Inc.

1209 Orange Street

Wilmington, Delaware 19801

(Name and address of agent for service)

(212) 450-4000

(Telephone number, including area code, of agent for service)

Copy to:

Sophia Hudson, P.C.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

(212) 446-4750

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Affimed N.V. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register an additional 21,500,000 shares of its common stock, par value €0.01 per share, that may be issued and sold under the Affimed N.V. Equity Incentive Plan 2014. This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities, and pursuant to that instruction, the contents of the Registration Statement on Form S-8 (File No. 333-198812) filed with the Securities and Exchange Commission (the “SEC”) on September 18, 2014 are incorporated herein by reference.

Part I

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933 (the “Act”). In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation by Reference

The following documents are incorporated hereby reference:

(a)

The Registrant’s Annual Report on Form 20-F filed with the SEC on March 23, 2023 which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(b)	The Registrant’s Current Report on Form 6-K filed with the SEC on January 9, 2023 (other than Exhibit 99.1); and

(c)	The description of the Registrant’s common shares contained in Exhibit 2 to its Annual Report on Form 20-F for the fiscal year ended December 31, 2022 filed with the SEC on March 23, 2023.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Articles of Association of Affimed N.V. (English Translation) (incorporated by reference to Exhibit 1.1 of the Affimed N.V. Form 20-F filed with the Commission on April 15, 2021)

5.1*	Opinion of De Brauw Blackstone Westbroek N.V.

23.1*	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm

23.2*	Consent of De Brauw Blackstone Westbroek N.V. (included in the opinion filed as Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page hereto)

99.1+	Affimed N.V. Equity Incentive Plan 2014 (incorporated by reference to Exhibit 99.1 of the Affimed N.V. Form S-8 filed with the Commission on September 18, 2014)

107*	Filing Fee Table

*	Filed herewith.
+	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Heidelberg, Germany, on March 23, 2023.

AFFIMED N.V.

By:	/s/ Adi Hoess
Name: Adi Hoess
Title:	Chief Executive Officer

By:	/s/ Angus Smith
Name:	Angus Smith
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Adi Hoess and Angus Smith and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on March 23, 2023 in the capacities indicated:

Signature	Title	Date

/s/ Adi Hoess Adi Hoess	Chief Executive Officer (Principal Executive Officer)	March 23, 2023

/s/ Angus Smith Angus Smith	Chief Financial Officer (principal financial officer and principal accounting officer); Authorized Representative in the United States	March 23, 2023

/s/ Thomas Hecht Thomas Hecht	Supervisory Director	March 23, 2023

/s/ Bernhard Ehmer Bernhard Ehmer	Supervisory Director	March 23, 2023

/s/ Ulrich M. Grau Ulrich M. Grau	Supervisory Director	March 23, 2023

/s/ Annalisa Jenkins Annalisa Jenkins	Supervisory Director	March 23, 2023

/s/ Uta Kemmerich-Keil Uta Kemmerich-Keil	Supervisory Director	March 23, 2023

/s/ Mathieu Simon Mathieu Simon	Supervisory Director	March 23, 2023

/s/ Harry Welten Harry Welten	Supervisory Director	March 23, 2023